Exhibit 99.1
FOR IMMEDIATE RELEASE
HANDLEMAN COMPANY COMMON STOCK TO BE TRADED ON THE
PINK SHEET QUOTATION SERVICE FOLLOWING SUSPENSION BY
THE NEW YORK STOCK EXCHANGE
Handleman Comments on Liquidity Position
Troy, Michigan — March 19, 2008, Handleman Company (NYSE: HDL), www.handleman.com, today announced it anticipates that its Common Stock will be quoted on the Pink Sheet Electronic Quotation Service promptly after the NYSE Euronext (“NYSE”) suspends trading. NYSE notified Handleman that it would suspend trading of its Common Stock prior to the NYSE market opening on Tuesday March 25, 2008, pending delisting. NYSE’s determination resulted from Handleman’s average market capitalization over a consecutive thirty trading day period being below the NYSE minimum quantitative continued listing criteria of $25 million.
Al Koch, President and CEO, stated: “The suspension of trading by the NYSE was the result of a quantitative calculation of the Company’s market capitalization and not a reflection of its current liquidity position. On March 11, 2008, Handleman Company amended its credit facility and at this time anticipates having sufficient liquidity to meet its ongoing operations. Total borrowings under the Company’s $225 million credit facility as of March 19, 2008 were approximately $72 million, with over $35 million in excess availability.”

About Handleman Company
Handleman Company is a category manager and distributor of prerecorded music and console video game hardware, software and accessories to leading retailers in the United States, United Kingdom, and Canada. As a category manager, the Company manages a broad assortment of titles to optimize sales and inventory productivity in retail stores. Services offered include product selection, direct-to-store shipments, marketing and in-store merchandising.
Forward-Looking and Cautionary Statements
Information in this press release contains forward-looking statements, which are not historical facts. These statements involve risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results, events and performance could differ materially from those contemplated by these forward-looking statements including, without limitation, the ability to secure funding beyond the Company’s fifth amendment, the ability to comply with all lending covenants, risks associated with the Company’s responsibilities required under its agreement with Tesco PLC, improving operating performance after the termination of the Company’s music supply agreement with ASDA and generating cash from reducing working capital investment, the ability to secure funding or generate sufficient cash required to maintain, build or grow its business, achieving the business integration objectives expected with the Crave Entertainment Group and REPS acquisitions, achievement of cost saving strategies identified or in the process of being implemented, changes in the music and console video game industries, continuation of satisfactory relationships with existing customers and suppliers, establishing satisfactory relationships with new customers and suppliers, effects of electronic commerce inclusive of digital music and console video game distribution, success of new music and video game releases, dependency on technology, ability to control costs, relationships with the Company’s lenders, pricing and competitive pressures, successfully executing new business initiatives, dependence on third-party carriers to deliver products to customers, the occurrence of catastrophic events or acts of terrorism, retaining and/or recruiting key executives, certain global and regional economic conditions, and other factors discussed in this press release and those detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Handleman Company notes that the preceding conditions are not a complete list of risks and uncertainties. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Handleman Company Contacts:
Khaled Haram	Greg Mize,
Senior Vice President and CFO	Vice President of Investor Relations and
(248) 362-4400, Ext. 8765	Treasurer
(248) 362-4400, Ext. 211